EXHIBIT 99.1

Unigene Provides 2011 Business Outlook

-Company committed to executing on its new strategic plan and expects 2011 to be a transformational year-

January 10, 2011 –BOONTON, N.J. -- (BUSINESS WIRE) -- Unigene Laboratories, Inc. (OTCBB: UGNE) today provided a business outlook for 2011, highlighting multiple opportunities within its highly focused business units, Unigene Biotechnologies and Unigene Therapeutics, and reiterated its commitment to executing upon its strategic intent:

•	Increase cash runway in the near-term by prudent cash conservancy and incremental revenue generation;

•	As resources permit, retire debt and selectively invest in advancement of existing core development programs and technologies; and

•	Maximize shareholder value by exploiting the full potential of the Company’s Peptelligence™ platform.

Ashleigh Palmer, CEO, Unigene Laboratories, Inc., stated “2010 was a year of transition for Unigene.  We have entered 2011 with a compelling new strategy that will enable multiple shots on goal, and we now have a world class management team prepared to deliver results.” Palmer continued, “We believe 2011 will be a transformational year for the new Unigene.   Our mission remains nothing less than for Unigene to be recognized as a peptide powerhouse and the partner of choice for the co-development of therapeutic peptides.  We are poised to realize multiple near-term initiatives to extend our cash runway, establish a viable portfolio of longer-term opportunities and strengthen our strategic and financial position to ensure corporate success.”

Unigene Biotechnologies Outlook

The Company is expanding and exploiting its industry-leading Peptelligence(TM) platform of peptide oral drug delivery and manufacturing assets, expertise and capabilities to establish a robust high-value portfolio of partnered opportunities. A solid execution of the Company’s planned awareness campaign and focused business development activity should generate near-term revenue from feasibility studies and service fees and establish a solid foundation for potential high-value milestone payments and royalties to ensure long-term success and maximize shareholder value.

Unigene has already received strong validation of its recombinant manufacturing technology by way of the Company’s out-licensing of a process to manufacture the active pharmaceutical ingredient in Novartis’ development-stage oral calcitonin product currently in Phase 3 clinical trials for osteoarthritis and osteoporosis.

Palmer, commented, “I am convinced that Unigene has the potential to be at the forefront of creating tailored solutions for current and future partners. Our goal is to become a “technology venture capitalist.”  We will invest our Peptelligence platform, which represents a distinctive set of capabilities, know-how and proprietary technologies, into as many therapeutic peptide programs as possible and help our partners co-develop those peptides through advanced clinical testing and commercialization.”

Unigene Therapeutics Outlook

Unigene will continue to advance its own pipeline of novel, proprietary peptide development programs focused on metabolic disease and inflammation.  The Company also expects to report several important milestones with its late-stage development programs throughout 2011.

As previously reported, in 2009, Unigene licensed its late-stage oral calcitonin formulation to Tarsa Therapeutics, a venture financed company founded exclusively to conduct Phase 3 clinical testing and prepare Unigene’s proprietary oral calcitonin formulation for commercialization.  Unigene owns a 25% stake in Tarsa. During the third quarter of 2010, Tarsa announced it had completed patient enrollment for its multinational, randomized, double-blind, placebo-controlled Phase 3 ORACAL trial in postmenopausal women with osteoporosis and that an independent Data Monitoring Committee had conducted two separate safety reviews of patient data and recommended the trial proceed as planned.

The Company along with Tarsa expects to announce the completion of the Phase 3 study top-line results in the second quarter of 2011 and registration filings with the U.S. Food and Drug Administration (FDA) and European Medicines Agency (EMA) in the second half of 2011.

In December 2010, the Company entered into an amended and restated exclusive worldwide license agreement with GSK to develop and commercialize an oral formulation of a recombinantly produced parathyroid hormone (PTH) analog for the treatment of osteoporosis in postmenopausal women.

Under the terms of the amended and restated agreement, Unigene will conduct the Phase 2 study and will be eligible to receive the remaining milestone payments of up to $142M including an upfront payment of $4M, an additional $4M milestone payment upon completion of Phase 2 patient enrollment and further payments based upon the achievement of regulatory and commercialization milestones. In addition, Unigene is eligible to receive tiered low double-digit royalties on global sales. Once the Phase 2 study has been completed, and based on a review of the data, GSK may elect to assume responsibility for all future development and commercialization of the product.

The GSK agreement provides a clear path forward for the PTH program. Unigene is on track to initiate the Phase 2 oral PTH study and commence patient enrollment in the first quarter of 2011. This multicenter, double blind, randomized, repeat dose placebo controlled study will include an open label comparator arm and will evaluate approximately 90 postmenopausal osteoporotic women for a period of 24 weeks. The primary endpoint will be an increase in bone mineral density in subjects at 24 weeks compared to baseline. Patient enrollment for this study is expected to be completed in the first half of 2011 with top-line results expected by year end.

Unigene's satiety program remains a priority and continues in advanced pre-clinical development.  The Company is exploring multiple partnering opportunities for its satiety analogs both for companion animal obesity and human clinical development along with its preclinical anti-inflammatory peptides.

Palmer continued, “Unigene's platform technologies have earned, and are now beginning to enjoy the benefits and rewards of, extensive clinical and partner validation.  The Company’s Peptelligence platform encapsulates medically important and commercially relevant competitive advantages including our superior oral drug delivery technology, our commercial scale recombinant peptide manufacturing technology,  our FDA approved API  production facility, our proprietary formulation know-how, and our clinical development and regulatory expertise and proven track record.   We anticipate meaningful news flow relating to our established partners’ late-stage programs during the course of 2011, which should not only further validate our Peptelligence platform but contribute potential additional milestone payments to the bottom line.  With our 2011 goals accomplished, we should be in a position to begin retiring debt and strengthen our financial position.” Palmer concluded, “Today, we reiterate our commitment to our strategy and believe we are well positioned to deliver results over the course of the year to ensure that 2011 is truly transformational for Unigene.”

About Unigene Laboratories, Inc.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation. The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis. Pivotal clinical programs include an oral calcitonin licensed to Tarsa Therapeutics, now in Phase 3 testing for the treatment of osteoporosis. Other validating relationships include an oral parathyroid hormone nearing Phase 2 and licensed to GlaxoSmithKline.  In addition, Unigene has a manufacturing license agreement with Novartis, which is completing three Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.

For more information about Unigene, please visit http://www.unigene.com. For information about Fortical, please visit http://www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Contacts:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Corporate Communications
Email:  jthomas@unigene.com
Direct:  973-265-1107

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